Exhibit 10.3.6

FIFTH AMENDMENT

TO THE

TELEFLEX 401(k) SAVINGS PLAN

Background Information

A.	Teleflex Incorporated (“Company”) maintains the Teleflex 401(k) Savings Plan (“Plan”) for the benefit of its eligible employees and the eligible employees of its affiliated entities that have elected to participate in the Plan and their beneficiaries.

B.	On October 23, 2012, the Company acquired substantially all of the assets of LMA International N.V., including LMA North America, Inc. (“LMANA”).

C.	Wolfe Tory Medical, Inc. (“Wolfe Tory”) is a wholly-owned subsidiary of LMANA.

D.	Section 13.02 of the Plan authorizes the Benefits Policy Committee (“BPC”) and the Financial Benefit Plans Committee (“FBPC”) to amend the Plan in accordance with their charters and bylaws.

E.	Pursuant to the Asset Purchase Agreement whereby the Company purchased LMA International, N.V., and in accordance with its delegated authority, the FBPC desires to amend the Plan to grant each employee of LMANA and Wolfe Tory credit for purposes of eligibility and vesting under the Plan for his service recognized by LMANA and Wolfe prior to October 23, 2012, to the same extent such service was credited under a comparable or similar plan in which the employee participated prior to October 23, 2012.

F.	The FBPC, in accordance with its delegated authority, further desires to add LMANA and Wolfe as participating employers in the Plan effective as of December 1, 2012.

G.	The FBPC, in accordance with its delegated authority, also desires to amend the Plan as of January 1, 2012, to clarify the employees who are eligible to participant in the Plan.

H.	The FBPC also desires to amend the Plan effective as of December 1, 2012, to provide that, if a participant’s vested account balance exceeds $5,000, the participant must file a claim for benefits in order to receive payment of his account balance prior to his required beginning date.

I.	The BPC, in accordance with its delegated authority, has authorized the amendment of the Plan effective as of January 1, 2013, to permit employer matching contributions, profit sharing contributions, qualified matching contributions, and qualified non-elective contributions to be made in Company stock and/or cash.

J.	The BPC, in accordance with its delegated authority and consistent with the collective bargaining agreement between the Company and the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union AFL-CIO, CLC (“Collective Bargaining Agreement”), desires to amend the matching contribution formula for participants who are members of USW Local 6996-21 and are participating in the Plan pursuant to the Collective Bargaining Agreement, effective as of January 1, 2013.

K.	The FBPC, in accordance with its delegated authority, also desires to amend the participant loan provisions of the Plan to incorporate the Plan’s loan policy.

Fifth Amendment to the 401(k) Plan

The Plan is hereby amended as follows:

1.	Effective January 1, 2012, Section 1.20 of the Plan, “Eligible Employee,” is hereby amended in its entirety to read as follows:

“Section 1.20 Eligible Employee. Any Employee who has attained age 21 (or such lower age as is specified in Appendix D) other than:

A.	An Employee who is not compensated on a salaried basis, unless such Employee is employed and compensated on an hourly-paid basis by an Employer that has adopted the Plan for the benefit of any or all of its hourly-paid Employees, and the Employee is such an hourly-paid Employee;

B.	An Employee who is a member of a unit of Employees as to which there is evidence that retirement benefits were the subject of good faith collective bargaining, unless a collective bargaining agreement covering those Employees provides for their participation in the Plan;

C.	An Employee who is a Leased Employee;

D.	An Employee who is a non-resident alien and who has no income from sources within the United States;

E.	An individual who has been classified by an Employer as an independent contractor, notwithstanding a later contrary determination by any court or governmental agency;

F.	An individual who has been classified by an Employer as a per diem employee, intern or special project employee;

G.	An individual who performs Services for an Employer but who is paid by a temporary or other employment or staffing agency, whether or not such individual is determined by any court or governmental agency to be a common-law employee of the Employer;

H.	An Employee who has made a one-time irrevocable election to waive participation in the Plan; such an election must be made no later than the date that the Employee first becomes eligible to participate in the Plan or any other plan or arrangement of the Employer that is described in Code Section 219(g)(5)(A);

I.	An Employee who has agreed in writing that he is not entitled to participate in the Plan; and

J.	An Employee who is a member of a class of Employees who are excluded from participation in the Plan, as specified in Appendix D.

The Plan Administrator shall interpret the list of persons who are ineligible to participate in the Plan, as set forth above, to comply with Code Section 410(a)(1).”

2.	Effective January 1, 2012, Section 1.44 of the Plan, “Part-Time Employee,” is hereby amended in its entirety to read as follows:

“Section 1.44 Part-Time Employee. Except as otherwise provided in Appendix D, an Employee who is regularly scheduled to work fewer than 32 hours per week or a temporary or seasonal employee who is regularly schedule to work any number of hours per week but who is expected to work for less than one year or who was engaged to serve an Employer’s temporary staffing need.”

3.	Section 2.01 of the Plan, “Eligibility and Participation,” is hereby amended by adding the following new subsection H., effective as of December 1, 2012:

“H. Each person who was an active employee of LMA North America, Inc. (“LMANA”) or Wolfe Tory Medical, Inc. (“Wolfe Tory”) immediately prior to October 23, 2012 shall receive full credit for purposes of eligibility to participate in the Plan for his most recent continuous period of service with LMANA or Wolfe Tory, respectively.”

4.	Effective as of January 1, 2013, the second sentence of Section 3.12.A. of the Plan, “Form of Payment of Employer Contributions,” is hereby deleted in its entirety.

5.	Section 4.01 of the Plan, “Vesting,” is hereby amended by adding the following new subsection K., effective as of December 1, 2012:

“K. Vesting — Special Rule with Respect to LMA North America, Inc. and Wolfe Tory, Inc. Each person who was an active employee of LMANA and Wolfe Tory prior to October 23, 2012 shall receive full credit for purposes of vesting under the Plan for his most recent continuous period of service with LMANA or Wolfe Tory, respectively.”

6.	The second paragraph of Section 5.06.A., “Minimum Legal Distribution Requirements,” is hereby amended by adding the following new sentence to the beginning thereof, effective as of December 1, 2012:

“Notwithstanding the above, except as provided in Sections 5.02 and 5.09, a Participant must file a claim for benefits before payment of his Nonforfeitable Account Balance will commence.”

7.	Effective as of January 1, 2012, Section 6.06, “Loans to Participants,” is hereby amended in its entirety to read as follows:

“6.06 LOANS TO PARTICIPANTS. Loans may be granted to any Participant who is an Employee (except an Employee on an unpaid leave of absence) in accordance with applicable rules under the Code and ERISA, the Loan Policy set forth in Appendix I to the Plan, as amended from time to time, and the provisions of this Section 6.06.

A.	General Rules. The Loan Policy set forth in Appendix I to the Plan, as amended from time to time, sets forth the procedures a Participant must follow to request a loan from his Nonforfeitable Account Balance under the Plan. Loans shall be made available to all Participants on a reasonably equivalent basis.

B.	Interest. The interest rate applicable to a Participant loan shall be determined in accordance with the Loan Policy set forth in Appendix I to the Plan, as amended from time to time. Notwithstanding any provision in the Loan Policy to the contrary, if necessary, the Plan Administrator will reduce the interest rate of an outstanding Participant loan to 6% during a period of qualified military leave as defined in Code Section 414(u)(5), to the extent required by the Soldiers’ and Sailors’ Civil Relief Act of 1940.

C.	Direct Rollovers of Outstanding Loans. In the event of a corporate transaction, the Plan Administrator shall have the authority to cause the Plan to accept the transfer of outstanding loans.

D.	Spousal Consent. Participants are not required to obtain spousal consent at the time the loan is made, except that a married Participant whose Account is subject to the provisions of Appendix B to the Plan or Appendix H (Hudson Respiratory Care, Inc. Profit Sharing Plan Special Amendment) to the Plan must obtain his Spouse’s consent at the time the loan is made from the portion of his Account subject to the provisions of Appendix B or Appendix H, respectively. Such consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by a Plan representative or notary public. A new consent is required if the Account balance is used for any increase in the amount of security.

E.	Nondiscrimination. Loans will not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Employees.”

8.	Effective as of January 1, 2013, Section 9.08.A., “Matching Contributions,” is hereby amended by adding a new sentence to the end thereof to read as follows:

“Effective January 1, 2013, Matching Contributions made in cash are not required to be invested in Stock.”

9.	Effective as of January 1, 2013, Section 9.08.B.2., “Profit Sharing Contributions,” is hereby amended by adding a new sentence to the end thereof to read as follows:

“Effective January 1, 2013, Profit Sharing Contributions made in cash are not required to be invested in Stock.”

10.	Effective as of January 1, 2013, Section 9.09, “Qualified Matching and Qualified Non-Elective Contributions,” is hereby amended by adding a new sentence to the end thereof to read as follows:

“Effective January 1, 2013, Qualified Matching Contributions and Qualified Non-elective Contributions made in cash are not required to be invested in Stock.”

11.	Effective January 1, 2013, the “Arrow Union” section of Appendix D to Plan, “Participating Employers,” is hereby amended in its entirety to read as follows:

Arrow Union

Prior to January 1, 2013,

Match = .50 x 4%

•     3 yr. cliff vest from Arrow DOH

Effective January 1, 2013,

Match = 1.00 x 5%

•     3 yr. cliff vest from Arrow DOH

Discretionary Employer prior to January 1, 2009

•     3 yr. cliff vest from Arrow DOH

Respective Payroll Frequency

12.	Effective December 1, 2012, Appendix D to Plan, “Participating Employers,” is hereby amended by adding the following after Hotspur Technologies, Inc.:

LMA North America, Inc. – effective 12/1/12	Effective December 1, 2012, Match = 1.00 x 5% • 2 yr. vest from DOH Profit Sharing = None Eligibility period of service: • Full-time Employees = none • Part-time Employees = 1 Year of Service	Effective December 1, 2012, Match = 1.00 x 5% • 2 yr. vest from DOH Profit Sharing = None Eligibility period of service: • Full-time Employees = none • Part-time Employees = 1 Year of Service	Respective Payroll Frequency
Wolfe Tory Medical, Inc. – effective 12/1/12	Effective December 1, 2012, Match = 1.00 x 5% • 2 yr. vest from DOH Profit Sharing = None Eligibility period of service: • Full-time Employees = none • Part-time Employees = 1 Year of Service	Effective December 1, 2012, Match = 1.00 x 5% • 2 yr. vest from DOH Profit Sharing = None Eligibility period of service: • Full-time Employees = none • Part-time Employees = 1 Year of Service	Respective Payroll Frequency

13.	All other terms and provisions of the Plan shall remain unchanged.

TELEFLEX INCORPORATED

By:	/s/ Douglas R. Carl
Date:	12/26/2012